Exhibit 10.1

INDUSTRIAL LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is made as of the " Lease Date" (as defined in Section 37 herein) by and between STATELINE J, LLC, a Delaware limited liability company ("Landlord"), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H:

1.Basic Lease Provisions.  The following constitute the basic provisions of this Lease:

(a)	Demised Premises Address:1620 Stateline Road

Suite 101

Southaven, Mississippi  38671

(b)	Demised Premises Square Footage:

Time Period:	Square Footage
Lease Commencement Date through the Pre-Expansion Date (defined in Special Stipulation Number 3 of Exhibit C):	approx. 145,800 sq. ft., as the same may be expanded due to Early Expansions in accordance with Special Stipulation Number 3 of Exhibit C attached hereto (the “Expansion Stip”)
Expansion Date through the Expiration Date:	approx. 275,400 sq. ft. (the entire building (the “Building”))
(c)	Building Square Footage: approximately 275,400 sq. ft.
(d)	Annual Base Rent (as may be adjusted pursuant to the Expansion Stip):

Lease Year 1	$479,682.00 (plus the prorated amount for any Fractional Month per Section 3 hereof, if applicable)(annualized, where applicable)
Lease Year 2	$922,845.00
Lease Year 3	$941,301.96
Lease Year 4	$960,127.92
Lease Year 5	$979,330.44
Lease Year 6	$998,917.08
Lease Year 7	$1,018,895.40
Lease Year 8	$1,039,273.32
Lease Year 9	$1,060,058.88
Lease Year 10	$1,081,260.00

(e)	Monthly Base Rent Installments (as may be adjusted pursuant to the Expansion Stip):

Lease Year 1	$0.00 (months 1-3)
$39,973.50 (months 4-12) (plus the prorated amount for any Fractional Month per Section 3 hereof, if applicable)
Lease Year 2	$76,903.75
Lease Year 3	$78,441.83
Lease Year 4	$80,010.66
Lease Year 5	$81,610.87
Lease Year 6	$83,243.09
Lease Year 7	$84,907.95
Lease Year 8	$86,606.11
Lease Year 9	$88,338.24
Lease Year 10	$90,105.00

(f)	Lease Commencement Date:The date Landlord Substantially Completes the Phase I Improvements (as such terms are defined in Sections 17(f) and 8(a) hereof)
(g)	Base Rent Commencement Date: Three (3) months after the Lease Commencement Date
(h)	Expiration Date: The last day of the one hundred twentieth (120th) full calendar month after the Lease Commencement Date.
(i)

Primary Term:  One Hundred Twenty (120) months after the Lease Commencement Date plus, in the event the Lease Commencement Date does not occur on the first (1st) day of a calendar month, the period from and including the Base Rent Commencement Date to and including the last day of the calendar month in which the Base Rent Commencement Date occurs (if applicable, the “Fractional Month”)

(j)	Tenant's Operating Expense Percentage:

Lease Commencement Date –
Pre- Expansion Date	52.94% (as may be adjusted pursuant to the Expansion Stip)

Expansion Date – Expiration Date	100%
(k)	Security Deposit: $50,000.00, subject to the terms of Section 5 hereof
(l)

Permitted Use:  Storage and distribution of durable and non-durable consumer and business goods and products, and office and administrative uses reasonably ancillary thereto (collectively, the “Initial Use”), or, subject to the limitations hereinafter specified, for any other lawful distribution center and/or warehousing use; provided, however, that Tenant shall obtain Landlord’s prior written consent to a use which is different from the Initial Use and which involves the distribution, warehousing or other handling or use of either (1) Hazardous Substances (as defined in Section 16) not used by Tenant in its Initial Use and which would materially increase the risk of Contamination (as defined in Section 16) or materially adversely affect the value or marketability of the Demised Premises if a Contamination involving such Hazardous Substances were to occur, or (2) noxious substances not used by Tenant in its Initial Use and which would likely cause or create a nuisance or trespass for, or otherwise disturb the quiet enjoyment of, any other tenant and occupant of the Building (as hereinafter defined), and provided further, however, that Tenant's use of the Demised Premises (i) shall never include any use prohibited by any provision contained in this Lease (including, without limitation, Section 16 hereof), (ii) shall never extend to or allow the use or storage of radioactive or biohazardous materials at the Demised Premises, or any use wherein a Hazardous Substance (as defined in Section 16) constitutes the principal or primary product of the business to be conducted at the Demised Premises, (iii) shall never include any heavy manufacturing, and (iv) must not result in a material increase in the wear and tear on the Demised Premises, as compared to the Initial Use.

(m)	Address for notice:

Landlord:	Stateline J, LLC
c/o IDI Gazeley
1100 Peachtree Street, Suite 1000
Atlanta, Georgia 30309
Attn: Director - Lease Administration

Tenant:	Priority Fulfillment Services, Inc.
505 Millennium Dr.
Allen, TX 75013
Attn: Chief Financial Officer

(n)	Address for rental payments:

Stateline J, LLC
c/o IDI Gazeley
1100 Peachtree Street, Suite 1000
Atlanta, Georgia 30309

(o)	Broker(s):Jones Lang LaSalle (Tenant’s Broker)

CBRE, Inc. (Landlord’s Broker)

(p)	Guarantor(s): PFSweb, Inc.

2.Demised Premises.  For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit A attached hereto and incorporated herein:  an agreed upon approximately 145,800 square feet of space labeled as “Phase I” on Exhibit A (and being referred to as such herein); as the same may be increased pursuant to the Expansion Stip, and as the same will in any event be increased automatically to also include the entirety of the Expansion Space  (the remainder of the Building, approximately 275,400 square feet of space in all) effective as of the Expansion Date pursuant to the Expansion Stip.  The Building is commonly referred to as Building J of Stateline Business Park (the "Project") in DeSoto County, Mississippi.  The parties acknowledge that the number of square feet recited above has been conclusively determined and is not subject to contest by either party.

3.Term.  To have and to hold the Demised Premises for a preliminary term (the "Preliminary Term") commencing on the Lease Date and ending on the day immediately preceding the Lease Commencement Date as set forth in Section 1(f), and a primary term (the "Primary Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term").  The term "Lease Year", as used in this Lease, shall mean the 12-month period commencing on the Lease Commencement Date, and each 12-month period thereafter during the Term; provided, however, that if the Lease Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the resulting Fractional Month and shall extend through the end of the twelfth (12th) full calendar month following the Lease Commencement Date.

4.Base Rent.  Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term.  If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the resulting Fractional Month (which pro rata payment shall be due and payable on the Base Rent Commencement Date).  No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

5. Security Deposit.  On or before the date which is six (6) months prior to the Expiration Date (or earlier termination date), Tenant will pay to Landlord the sum set forth in Section 1(k) (the "Security Deposit") as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease.    In the event that Tenant is in default under this Lease, Landlord may retain or draw on the Security Deposit for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant's default or failure to perform; provided, however, that any such retention by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise.  In the event all or any portion of the Security Deposit is so retained by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Security Deposit to the full amount set forth in Section 1(k) (and Tenant’s failure to do so shall constitute an immediate Event of Default, without any further notice or demand from Landlord).  In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord.  In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, and upon written confirmation of acceptance of the Security Deposit by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit.  Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

6. Operating Expenses and Additional Rent.

(a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined).  "Operating Expenses" shall be defined as, without duplication, all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the "Building Common Area") fully operational and in good order, condition and repair, including but not limited to, utilities for the Building Common Area, utility lines located between the street and the Building (that are not installed by a tenant specifically for its own use to the exclusion of other tenants in the Building), expenses associated with the driveways and parking areas (including sealing and restriping, and trash, snow and ice removal), roof (including seals between skylights), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees (in an amount annually not to exceed three percent (3%) of the annual Rent), all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area (including, without limitation, commercially reasonable deductibles), and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation enacted or promulgated after the Lease Commencement Date and applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord in accordance with generally accepted accounting principles consistently applied (“GAAP”).  Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b) or the Operating Expense Exclusions as defined in Special Stipulation Number 13 of Exhibit C attached hereto.  Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are incurred with respect to improvements made to comply with laws, ordinances or regulations as described above.  Operating Expenses shall be accounted for in accordance with GAAP.  The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j)); provided that, as to management fees, Tenant shall pay Landlord the management fees directly attributable to the Rent (as hereinafter defined) payable hereunder with respect to the Demised Premises, and not Tenant’s Operating Expense Percentage of the management fees payable on the entire Building, and, for each Lease Year during the Primary Term (and in no event during any extended term), such management fees shall not exceed three percent (3%) of the total amount of Base Rent and Operating Expenses payable hereunder during each such Lease Year during the Primary Term.  Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term.  Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder, subject, however, to Tenant’s rights under Special Stipulation Number 7 of Exhibit C of this Lease.  The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease.  If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned pro-rata.

(b)Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary (all such Base Rent and Additional Rent sometimes being referred to collectively herein as "Rent").  Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent.  Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

(c)If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease.  Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

(d)Landlord currently reasonably estimates that Operating Expenses for the Building for calendar year 2016 (not including property taxes and property insurance) will be $.38 per square foot of the Building.

7.Use of Demised Premises.

(a)The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)Tenant will permit no liens to attach or exist against the Demised Premises (other than for ad valorem real property taxes for the current year), and shall not commit any waste.

(c)The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that constitutes a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees.  Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

(d)Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder.  Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

(e)In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.  Landlord shall promptly notify Tenant of any such increase.

8.Insurance.

(a)From and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following insurance coverages:

Policy	Minimum Coverage Limits	Terms
Commercial General Liability	Primary: $1,000,000 per occurrence, $1,000,000 aggregate. “Following Form” Excess Liability: $10,000,000 per occurrence, $10,000,000 aggregate, per policy year.

• Must be written on an occurrence (not claims made) basis.

• Includes Broad Form Contractual Liability coverage or reasonable equivalent thereto.

• Must cover Premises and related dock areas (including dock ramps) and Tenant’s use thereof.

• Extends to liability of Tenant arising out of indemnities by Tenant in Section 11.

Commercial Auto Liability	$1,000,000 combined single limit	• Must cover operations of all owned, hired and non-owned vehicles.
Workers Compensation	As required by statute in state where Building is located.
Employer’s Liability	$1,000,000 per accident, per employee and policy limit	• Must include a waiver of subrogation provision in favor of Landlord, any lender of Landlord, and any property manager designated by Landlord.
Special Form Property Insurance

Improvements: 100% of the actual replacement value of all tenant improvements (including, without limitation the Phase 1 Improvements and Phase 2 Improvements (collectively, the “Improvements” (as reasonably determined by Landlord).

Trade Fixtures and Personal Property of Tenant: 100% of the full replacement value from time to time during the Term.

• Must include for the perils of earthquake, regardless of quake zone.

• Deductible shall not exceed $150,000/occurrence.

• Improvements coverage shall also name Landlord and any lender of Landlord as “loss payee”.

• All proceeds relating to Improvements coverage shall be used solely for repair, construction and restoration or replacement of Improvements, unless the Lease terminates pursuant to Section 20.

Landlord reserves the right to require Tenant to procure insurance in amounts and against such other risks as Landlord may reasonably require to cover such risks as may be customarily insured from time to time during the Term by prudent owners of similar properties.

(b)All policies of the insurance provided for in Section 8(a) shall:

(i)Be issued by insurance companies: (1) with a rating of not less than "A"; (2) having a financial size of not less than Class X in the most current available "Best's Insurance Reports"; and (3) licensed to do business in the state in which the Building is located.

(ii)Name Landlord, Landlord’s property manager, Lender and any other party reasonably designated by Landlord, as an additional insured on a primary and non-contributory basis, with the exception of Worker’s Compensation, Employer’s Liability and Special Form Property Insurance described in Section 8(a).

(iii)Be delivered to Landlord through a certificate of insurance on an Acord form 25, 27, or 28, as applicable, evidencing the required lines of coverage, insurance limits and coverage endorsements set forth in this Lease prior to the Lease Commencement Date or any earlier entry into the Demised Premises by Tenant or Tenant’s Affiliates and thereafter at least 30 days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate.  Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.

(iv)Contain a provision that the insurer will give to the first named insured at least 30 days advance written notice of policy cancellation for reasons other than non-payment of premium and 10 days advance written notice of policy cancellation for non-payment of premium. Furthermore: (1) if Tenant intends to provide substitute coverage or change its insurance carrier, Tenant shall give to Landlord at least 30 days advance written notice of any such substitution or change; and (2) Tenant shall provide to Landlord, within 3 days after receipt, a copy of any notice of cancellation or change of coverage sent to Tenant by any carrier providing any of the insurance policies provided by Tenant pursuant to this Section 8.

(c)If Tenant shall fail to carry and maintain the insurance coverage required by this Section 8, Landlord may, upon seven (7) days advanced written notice to Tenant (unless such coverage will lapse, in which event no such notice shall be necessary), procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.  If such coverage is procured by Landlord, Tenant shall pay to Landlord an administrative fee equal to 10% of the associated insurance premiums for the coordination of coverage.

(d)Notwithstanding anything to the contrary contained in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord, Lender and their respective partners, principals, members, officers, shareholders, directors, agents, employees and affiliates from any and all liability for loss, damage or injury to the property of the other, whether located in or about the Demised Premises or elsewhere, which is caused by or results from a peril, event or happening which is covered by insurance actually carried and in force at the time of the loss (or which would have been covered but for a failure to maintain insurance coverage that was required to be maintained under this Lease) by the party sustaining such loss.  Each of Landlord and Tenant hereby waives all rights of subrogation of its insurers and shall cause its insurance policies to be endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

9.Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Building and all other costs and expenses involved in the care, management and use thereof as charged by the applicable utility companies to Tenant.  All such utilities shall be separately metered and billed to Tenant, and Tenant shall establish an account with the utility provider with respect to each such separately metered utility.  Tenant’s obligation for payment of all utilities for the entire Building (including, without limitation, the Expansion Space) shall commence on the earlier of the Lease Commencement Date or Tenant’s actual occupancy of all or any portion of the Demised Premises, including any period of occupancy prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy.  If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable written notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next payment due as Additional Rent.

10.Maintenance and Repairs.

(a)Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), dock areas, dock ramps, ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance, repair and replacement as is the obligation of Landlord pursuant to Section 10(b).  During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord; provided, however, that during the one year period following the Lease Commencement Date, such service contract shall be maintained with the contractor that installed the heating, ventilation and air conditioning systems and shall provide for at least two preventive maintenance service calls during such one year period.  Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract.  Tenant's obligation shall exclude any maintenance, repair and replacement required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

(b)Landlord shall, at its own cost and expense, maintain in good condition and repair the foundation (beneath the floor slab), structural components of the Building (including, without limitation the structural aspects of the roof joists, columns, and footings and external walls) (exclusive of painting and caulking, the cost of which will be included in Operating Expenses in accordance with Section 6 hereof) and replace the roof if and when necessary).  Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act (exclusive of ordinary wear and tear resulting from the Permitted Use) or negligence of Tenant or any of Tenant's subsidiaries or affiliates, or any of Tenant’s or such subsidiaries’ or affiliates’ agents, contractors, employees, licensees or invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.  Landlord will also, at its own cost and expense, cause any necessary repairs or replacements necessitated by the gross negligence or willful misconduct of Landlord.  Landlord shall never have any obligation to repair, maintain or replace, pursuant to this subsection 10(b) or any other provision of this Lease, any Tenant’s Change (as defined in Section 18 hereof).

(c)Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

11.Tenant's Personal Property; Indemnity.  All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk.  Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons, except to the extent such damage is not covered by the insurance required to be carried by Tenant under this Lease  AND caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.  Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except, in the case of personal injury only, to the extent not covered by the insurance required to be carried by Tenant under this Lease  AND caused by the negligence or willful misconduct of Landlord, its agents, employees and contractors.  Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, reasonable attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose is not covered by the insurance required to be carried by Tenant under this Lease  AND arose from the negligence or willful misconduct of Landlord, its agents, employees or contractors.  The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

12.Tenant's Fixtures.  Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined in Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation, reasonable wear and tear that would have occurred without such installation, excepted) caused by the installation and/or removal of any such trade fixtures.

13.Signs.  No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord (which will not be unreasonably withheld, conditioned or delayed), and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises.  Notwithstanding the foregoing, Tenant shall have the right to affix one (1) identification sign to the exterior of the Demised Premises and to install one (1) monument identification sign in the Building Common Area, provided Tenant and such signs otherwise comply with the terms and conditions of this Section 13.  Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense.

14.Reserved.

15.Governmental Regulations.  Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (a) all or any part of the Demised Premises, and (b) the use or manner of use of the Demised Premises and the Building Common Area; provided, however, that Landlord shall be solely responsible for making all changes necessitated by violations of applicable Governmental Requirements that are in effect as of the Lease Commencement Date.  Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.  Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises, the Building, or the Building Common Area (a "Code Modification") which is made necessary as a result of the specific use being made by Tenant of the Demised Premises or a Tenant’s Change, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof.  If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under  GAAP and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant) or a Tenant’s Change (Tenant will be solely responsible for 100% of any such costs), then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, in accordance with GAAP, and (c) , Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for the proportion of such amortized costs attributable to the remainder of the Term, including any extensions thereof.  Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

16.Environmental Matters.

(a)For purposes of this Lease:

(i)"Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

(ii)"Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA").

(iii)"Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b)Landlord represents that, except as disclosed to Tenant in writing by Landlord, to Landlord's actual knowledge, Hazardous Substances have not been treated, stored or disposed of in violation of applicable Governmental Requirements upon or within the Demised Premises or the Building Common Area.

(c)Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined herein), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws.  Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws.  Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws.  Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable

Environmental Laws.  Tenant warrants that it has obtained, or will obtain prior to the date required by the applicable Governmental Requirements, all such permits, licenses or approvals and made, or will make prior to the date required by the applicable Governmental Requirements, all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

(d)Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project in violation of any Environmental Law without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises.  For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to persons or property or otherwise negatively affect the value or marketability of the Building or the Project.

(e)Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws.  If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(f)Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

(g)Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord's own negligence or willful act), by reason of the  storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 16.  Such expenses, losses and liabilities shall include, without limitation, (i) any and all reasonable expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all reasonable costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all reasonable costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing.  The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

17.Construction of Demised Premises.

(a)Within thirty (30) days after the Lease Date, Landlord shall prepare, at Landlord’s sole cost and expense, and submit to Tenant, for Tenant’s approval, a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing Improvements in the Demised Premises (all such Improvements to be so constructed by Landlord being referred to as the “Landlord Improvements”.  The portion of the Landlord Improvements to be located in Phase 1, and described as “Phase I Improvements” on Exhibit B are referred to herein as the “Phase I Improvements”.  The portion of the Landlord Improvements to be located in the Expansion Space and referred to as “Phase II” on Exhibit B are referred to as the “Expansion Improvements”.  Tenant shall have no right to request any changes to the Plans and Specifications which would materially alter either the Demised Premises or the exterior appearance or basic nature of the Building, as the same are contemplated by the Preliminary Plans.  If Tenant fails to approve or request changes to the Plans and Specifications by ten (10) days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final.  If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall by ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant.  Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant.  Landlord and Tenant shall at all times in their respective preparation or review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith.  After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant (herein referred to as a "Change Order") shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In the event Landlord approves any such requested Change Order, Landlord shall give written notice thereof to Tenant, which notice will specify the Change Order approved by Landlord as well as the estimated incremental cost thereof.  The cost to Tenant for Change Orders shall be Landlord's incremental cost plus ten percent (10%) of such amount as Landlord's overhead. Tenant acknowledges and agrees that Landlord shall be under no obligation to proceed with any work related to the approved Change Order unless and until Tenant delivers to Landlord an amount equal to the full estimated incremental cost of such approved Change Order as reasonably determined by Landlord and which shall be set forth in Landlord’s notice.  When the final incremental cost of any such Change Order has been determined and incurred, Landlord and Tenant each agree to pay or refund the amounts owed to the other with respect to such Change Order, based on the estimated payment made to Landlord.  If after the Plans and Specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests a Change Order or any further changes to the Plans and Specifications and, as a result thereof, Substantial Completion (as hereinafter defined) of the Phase 1 Improvements is delayed, then for purposes of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant delay.

(b)Landlord shall use reasonable speed and diligence to Substantially Complete the Phase I Improvements by May 1, 2016, at Landlord's sole cost and expense, and have Phase I ready for occupancy as soon as reasonably practicable, Landlord will be required to ensure that the Expansion Improvements are Substantially Complete prior to the Expansion Date, subject only to Delay.  Any delay caused by any of the following is referred to as “Tenant Delay”:  (i) Tenant's failure to approve or disapprove the Plans and Specifications as set forth in Section 17(a), (ii) Change Orders requested by Tenant after approval of the Plans and Specifications and/or (iv) any other act or omission of Tenant or Tenant’s Affiliates.  Except as specifically set forth in this Lease, no liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Premises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed.  Notwithstanding the foregoing, if Landlord fails to achieve Substantial Completion of the Phase I Improvements on or before the seventieth (70th) day following the date on which the Plans and Specifications are finalized pursuant to subsection 17(a) above and Landlord has received all permits and approvals required by applicable governmental authorities to construct the Landlord Improvements, as such date may be extended by Delay (as hereinafter defined) (the “Outside Improvements Date”), Tenant will have the right, as its sole and exclusive remedy (subject to the additional termination remedy set forth hereinbelow), to a credit against Rent equal to two (2) days of prorated monthly Rent for each day Substantial Completion of the Phase I Improvements was delayed beyond the Outside Improvements Date (excluding any days of Delay, as defined below) until said credit is fully realized by Tenant.  For purposes of this Lease, "Delay" shall mean (i) Tenant Delays, and (ii) such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the construction of the Landlord Improvements due to strikes or other labor troubles (but in no event due to Landlord’s failure to pay such contractors or suppliers as and when due), governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, and other matters not within the reasonable control of Landlord.

(c)Upon Substantial Completion of the Phase I Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Phase I Improvements and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Phase I Improvements (the "Punchlist").  Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist.  All construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist.

(d)Reserved.

(e)Landlord hereby warrants to Tenant, which warranty shall survive for the two (2) year period following the Lease Commencement Date, that (i) the materials and equipment furnished by Landlord's contractors in the completion of the Phase I Improvements will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall comply with all applicable laws, rules, regulations, building codes and insurance requirements and shall be completed in accordance with the Plans and Specifications in all material respects in a good and workmanlike manner and free from defects not inherent in the quality required or permitted hereunder.  This warranty shall exclude damages or defects caused by Tenant or Tenant's Affiliates, improper or insufficient maintenance, improper operation, and normal wear and tear under normal usage.

(f)For purposes of this Lease, the term "Substantial Completion" (or any variation thereof) shall mean completion of construction of the Phase I Improvements in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c), as established by the delivery by Landlord to Tenant of a certificate of occupancy or its equivalent (or temporary certificate of occupancy or its equivalent) for Phase I issued by the appropriate governmental authority, if a certificate is so required by a governmental authority, or if not so required or if unavailable because of unfinished work to be performed by Tenant, then by the delivery by Landlord to Tenant of a Certificate of Substantial Completion for the Phase I Improvements on Standard AIA Form G-704 certified by Landlord's architect.  In the event Substantial Completion is delayed because of Tenant Delay, then for the purpose of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion of the Phase I Improvements would have been achieved but for such delay.

18.Tenant Alterations and Additions.

(a)  Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required).  As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld.  All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials.  Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes.  If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and at Landlord's option upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant's Change. Tenant shall have the right to request that Landlord make the determination as to whether approval is conditioned on restoration, at the time approval is given; if Tenant does make such a request by Landlord, Landlord will make the determination and notify Tenant of same.  Landlord may withhold consent to any Tenant's Change that affect the roof of the Building or which is structural in nature or impairs the structural strength of the Building, in Landlord’s sole discretion, or reduces its value, in Landlord’s reasonable discretion.  Tenant shall pay the full cost of any Tenant's Change.  Except as otherwise provided herein and in Section 12, or as otherwise agreed at the time of a Tenant’s Change is approved, all Tenant's Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant (excluding racks, conveyers and related equipment) shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

(b)To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant's Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision.  Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless from, and defend against (with legal counsel acceptable to Landlord) all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work.  Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.  If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys' fees, paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien.  Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

19.Services by Landlord.  Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof or as otherwise specifically provided for herein, Landlord shall be responsible for no other services whatsoever.  Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

20.Fire and Other Casualty.  In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant, but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements (Landlord being responsible for the amount of any risk retained by Landlord to the extent Landlord does not carry coverage at one hundred percent (100%) of the replacement value of the Building, exclusive of fixtures and property required to be insured by Tenant under this Lease).  Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred seventy (270) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord's insurance, or if such casualty is covered by Landlord's insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty.  Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice.  Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate.  If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises).  Base Rent and Additional Rent and all other amounts payable by Tenant hereunder shall equitably abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

21.Condemnation.

(a)If all of the Demised Premises and Common Areas are taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises and Common Areas are taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of both Landlord and Tenant, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises and Common Areas.  In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

(b)If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.

(c)Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award.  Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.  This Section 21 shall survive the termination of the Lease.

22.Tenant's Default.

(a)The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

(i)if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after Landlord gives written notice to Tenant of such failure; provided, however, that Landlord shall only be required to give such a notice of default three (3) times in any twelve (12) month period during the Term, it being understood and agreed that any failure to pay Base Rent or any Additional Rent on time thereafter within such twelve (12) month period shall constitute an immediate Event of Default hereunder;

(ii)Reserved;

(iii)if the Demised Premises become deserted or abandoned for more than twenty (20) consecutive days or if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or within twenty

(20) days thereafter, and in either event Tenant does not secure and maintain the Demised Premises in a manner reasonably necessary to prevent the occurrence of waste;

(iv)if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

(v)if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) business days after Landlord gives Tenant written notice of such failure;

(vi)if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

(vii)if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(viii)if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within ninety (90) days following the date of such appointment; or

(ix)if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

(b)Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

(i)Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate.  Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

(ii)Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, which shall be calculated at the date of such termination, as follows:  (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises.  The amount as calculated above shall be deemed immediately due and payable.  The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain.  "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs.  If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred.  If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified.  If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities.  In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Remaining Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the Remaining Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

(iii)Without terminating this Lease, declare immediately due and payable the sum of the following: (1) the present value (calculated using the "Treasury Yield") of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises and all other expenses incurred by Landlord in connection with Tenant's default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys' fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or

(iv)Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof.  Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence.  Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises.  The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder.  If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

(v)Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder.  Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

(vi)Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same as long as an Event of Default exists under this Lease; or

(vii)With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

(viii)Pursue such other remedies as are available at law or equity.

(c)If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

(d)Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

(e)No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord.  No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.  No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.  Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default.  No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

(f)If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

23.Landlord's Right of Entry.  Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises.  Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it.  Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work.  Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or, during the last six (6) months of the Term, tenant thereof.

24.Lender's Rights.

(a)For purposes of this Lease:

(i)"Lender" as used herein means the holder of a Mortgage;

(ii)"Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

(b)Subject to the receipt by Tenant of a subordination, non-disturbance and attornment agreement, substantially in the form of Exhibit E attached hereto, along with such commercially reasonable revisions as may be requested by Lender (an “SNDA”), this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage.  Tenant hereby agrees to execute and promptly deliver to Landlord the SNDA.  Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

(c)Tenant shall, in confirmation of the subordination set forth in Section 24(b), upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all reasonable instruments requested by either of them to evidence such subordination (provided such instruments do not materially and adversely affect the rights of Tenant hereunder and provided further that Tenant receives the SNDA).

(d)At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage.  If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all reasonable instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

(e)If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any reasonable instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

25.Estoppel Certificate and Financial Statement.

(a)Landlord and Tenant agree, at any time, and from time to time, within ten (10) business days after written request of the other, to execute, acknowledge and deliver an accurate statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

(b)If Landlord desires to finance, refinance, or sell the Building, Tenant and any guarantors of Tenant’s obligations hereunder, if any, shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years; provided, however, so long as Tenant is a reporting company under applicable federal securities laws, the public filings of Tenant shall be deemed to satisfy the delivery requirements under this Section 25(b).  .  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

26.Landlord Liability.  NO OWNER OF THE DEMISED PREMISES, WHETHER OR NOT NAMED HEREIN, SHALL HAVE LIABILITY HEREUNDER AFTER IT CEASES TO HOLD TITLE TO THE DEMISED PREMISES.  NEITHER LANDLORD NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, PARTNER OR PRINCIPAL OF LANDLORD, WHETHER DISCLOSED OR UNDISCLOSED, SHALL BE UNDER ANY PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE.  IN THE EVENT LANDLORD IS IN BREACH OR DEFAULT WITH RESPECT TO LANDLORD'S OBLIGATIONS OR OTHERWISE UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO THE EQUITY OF LANDLORD IN THE BUILDING FOR THE SATISFACTION OF TENANT'S REMEDIES.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD'S LIABILITY UNDER THE TERMS, COVENANTS, CONDITIONS, WARRANTIES AND OBLIGATIONS OF THIS LEASE SHALL IN NO EVENT EXCEED LANDLORD'S EQUITY INTEREST IN THE BUILDING.

27.Notices.  Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by a nationally recognized overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27).  If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.  Any notice required or permitted to be given or served by Landlord or Tenant to this Lease may be given by either an agent, law firm or attorney acting on behalf of Landlord or Tenant.

28.Brokers.  Tenant represents and warrants to Landlord that, except for those parties set forth in Section 1(o) (the "Brokers"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease.  Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly.  Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing.  Landlord represents and warrants to Tenant that, except for the "Brokers, Landlord has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease.  Landlord hereby further represents and warrants to Tenant that Landlord, apart from the standard brokerage commission, is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers.  Landlord hereby indemnifies Tenant against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination of this Lease for any reason.

29.Assignment and Subleasing.

(a)Tenant may not voluntarily, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold, delay or condition, subject to the specific exclusion set forth herein.  Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord's prior written consent (a “Corporate Assignment”).  Notwithstanding the foregoing, Landlord’s consent shall not be required for a Corporate Assignment so long as the Tangible Net Worth of the surviving Tenant entity (along with Guarantor) equals or exceeds the collective Tangible Net Worth of Tenant and Guarantor as of the Lease Date.  Tenant will provide written notice to Landlord in the event of a Corporate Assignment (within a reasonable time after the occurrence thereof) and provide reasonable written documentation to Landlord enabling Landlord to confirm that the Tangible Net Worth requirement set forth in the prior sentence has been fulfilled.  “Tangible Net Worth” means the excess of the value of tangible net current assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities; and “net current assets” means only Tenant’s liquid assets (e.g. cash, marketable securities, accounts receivable and inventory).  For purposes of this Section 29, by way of example and not limitation, if Landlord’s consent to an assignment is required, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (i) that the prospective assignee or subtenant is not of a financial strength sufficient ensure Landlord that it will be capable of satisfying its obligations under this Lease, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant.

(b)If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof (other than a Corporate Assignment for which Landlord’s consent is required pursuant to subsection (a) above), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee.  Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.  Landlord shall have a period of twenty (20) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects:  (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant exclusively with respect to the proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys' fees and other disbursements, concessions and/or abatements incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord once such excess has actually been accrued by Tenant, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (iii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises.  If Landlord should fail to notify Tenant in writing of such election within the aforesaid twenty (20) day period, Landlord shall be deemed to have elected option (iii) above.  Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting (not to exceed $2,500.00), and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above.  Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.

(c)No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.  Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder.  No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease.  Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

30.Termination or Expiration.

(a)No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.  Notwithstanding anything to the contrary contained herein, if this Lease is rejected in any bankruptcy action or proceeding filed by or against Tenant, and the effective date of rejection is on or after the date upon which that month’s Rent is due and owing, then the Rent owing under this Lease for the month during which the effective date of such rejection occurs shall be due and payable in full and shall not be prorated.

(b)At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

(c)If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term.  Tenant shall also continue to pay all other Additional Rent due hereunder.  Notwithstanding the foregoing, there shall be no renewal of this Lease by operation of law or otherwise, and, in addition to and without limiting such rights and remedies as may be available to Landlord at law or in equity as a result of Tenant’s holding over beyond the Term, Landlord shall be entitled to exercise any and all rights and remedies available to Landlord in respect of an Event of Default hereunder (it being agreed that any such holdover shall be deemed an immediate Event of Default hereunder).  In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover.  No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.  The provisions of this subsection 30(c) shall survive the expiration of the Term.

31.Reserved.

32.Late Payments.  In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid within five (5) days after the due date therefor, Tenant shall pay a one-time (per late payment) administrative fee (the "Administrative Fee") equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate"), in order to defray the additional expenses incurred by Landlord as a result of such late payment.  The Administrative Fee is in addition to, and not in lieu of, any of the Landlord's remedies hereunder.

33.Rules and Regulations.  Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other reasonable rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building and not intended to modify or amend the basic Lease terms, or that would materially and adversely impact Tenant’s cost or ability to operate.

34.Quiet Enjoyment.  So long as Tenant pays its rent and performs its obligations hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term free from the disturbance by Landlord or any party by, through or under Landlord.

35.Miscellaneous.

(a)The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

(b)If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(c)All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

(d)TIME IS OF THE ESSENCE OF THIS LEASE.

(e)No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

(f)This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect.  Any future amendment to this Lease must be in writing and signed by the parties hereto.  The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

(g)This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

(h)Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

(i)The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

(j)This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(k)This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

(l)The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party.  No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

36.Special Stipulations.  The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

37.Lease Date.  For purposes of this Lease, the term "Lease Date" shall mean the later date upon which this Lease is signed by Landlord and Tenant.

38.Authority.  Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

39.No Offer Until Executed.  The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.  Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Demised Premises on the terms contained herein.  The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time for fifteen (15) days after the date of execution of this Lease by Tenant and delivery to Landlord.  This Lease may be executed and delivered by facsimile or electronic media and in multiple counterparts.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

Date:	STATELINE J, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

Date:	PRIORITY FULFILLMENT SERVICES, inc., a delaware corporation

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

LEASE INDEX

Section	Subject
1	Basic Lease Provisions
2	Demised Premises
3	Term
4	Base Rent
5	Security Deposit
6	Operating Expenses and Additional Rent
7	Use of Demised Premises
8	Insurance
9	Utilities
10	Maintenance and Repairs
11	Tenant's Personal Property; Indemnity
12	Tenant's Fixtures
13	Signs
14	Reserved
15	Governmental Regulations
16	Environmental Matters
17	Construction of Demised Premises
18	Tenant Alterations and Additions
19	Services by Landlord
20	Fire and Other Casualty
21	Condemnation
22	Tenant's Default
23	Landlord's Right of Entry
24	Lender's Rights
25	Estoppel Certificate and Financial Statement
26	Landlord's Liability
27	Notices
28	Brokers
29	Assignment and Subleasing
30	Termination or Expiration
31	Reserved
32	Late Payments
33	Rules and Regulations
34	Quiet Enjoyment
35	Miscellaneous
36	Special Stipulations
37	Lease Date
38	Authority
39	No Offer Until Executed

Exhibit "A" Demised Premises
Exhibit "B" Preliminary Plans and Specifications/Work
Exhibit "C" Special Stipulations
Exhibit "D" Rules and Regulations
Exhibit “E” SNDA

INDUSTRIAL LEASE AGREEMENT

BETWEEN

STATELINE J, LLC

AS LANDLORD

AND

PRIORITY FULFILLMENT SERVICES, INC.

AS TENANT

EXHIBIT A

Demised Premises

A - 1

EXHIBIT B

Preliminary Plans and Specifications/Work

Phase I Improvements

1.	Warehouse Lighting - 30 foot candles (average) at 3'0" AFF using T-5 high output fluorescent fixtures, based on a fifty percent (50%) racked configuration. (Phase I only)
2.	Power - 800 amp, 480 volt, three-phase, four-wire service (tenant to set up account with provider). (Phase I only)
3.

Warehouse HVAC - System shall maintain a 10ºF differential in the summer months (based on Memphis standard ASHRAE design specification of 97º F outside temperature). Design includes fourteen (14) 25-ton rooftop units with an R-19 white TPO roof, and R-9 Thermax wall insulation on tilt wall panels.  Includes: plenums, structural framing, standard thermostats, steel framing at joists, rooftop unit repair, sprinkler heads under units, condensate drains, duct detectors, and electrical connection.  No specific humidity requirements and heat loads for tenant’s equipment not included in cooling calculation. (Phase I and Phase II)

4.	Office space - 5000 square feet. (Phase I only)
5.	Dock High Doors - Fifty (50) 9’ x 10’ dock positions in a rear-load layout. All dock positions to receive the following new equipment: (Phase I and Phase II)
•	Heavy-duty dock door 3” tracks (existing)
•	36" Track Guards
•	Dock bumpers
6.	Nineteen (19) dock positions to receive the following new equipment: (Phase I only)
•	Genisys 7’ x 8’ ML 987 Series 30,000-lb. Mechanical Pit Dock Levelers
•	FDSC Standard Dock Seal
•	LED Swing-arm dock lights

Phase II Improvements

1.	Warehouse Lighting - 30 foot candles (average) at 3'0" AFF using T-5 high output fluorescent fixtures, based on a fifty percent (50%) racked configuration. (Phase II only)
2.	Power - 800 amp, 480 volt, three-phase, four-wire service (tenant to set up account with provider). (Phase II only)
3.	Eleven (11) dock positions to receive the following new equipment: (Phase II only)
•	Genisys 7’ x 8’ ML 987 Series 30,000-lb. Mechanical Pit Dock Levelers
•	FDSC Standard Dock Seal
•	LED Swing-arm dock lights

Existing Building Features

1.

Roof.  Mechanically-attached Thermoplastic Olefin (TPO) roof with welded seams initially insulated to R-19 with a ten-year warranty.   Roof exterior shall be white to reflect sunlight and heat; roof interior has white deck and skylights (skylights include rebar).

2.	Exterior Walls. Painted concrete tilt wall with architectural reveals.
3.	Floor Slabs. 6" thick, 4,000 PSI Ductilcrete ® concrete slab on compacted subgrade.
4.	Office Area. The office entrance shall be aluminum storefront with tinted insulated glass.
5.	Other Warehouse Specifications.
Column Spacing:	54’ x 50’ typical and 54’ x 60’ (loading bay)
Clear Ceiling Height:	32’ minimum
Interior Wall Finish:	Interior warehouse walls are painted white from floor to bottom of structure. Roof deck is factory primed white.
Fire Protection:	Fire sprinkler system in the warehouse is an ESFR (Early Suppression, Fast Response) system which includes an electric booster pump.

B - 1

Skylights:	Two (2) large 4’ x 8’ skylights in each 60’ deep loading bay on the dock wall of the warehouse.
6.	Truck Court:185' total (50' concrete + 80’ heavy duty asphalt + 55’ trailer parking). Concrete is Ductilcrete ®.
7.	Trailer Parking:Sixty-seven (67) trailer spaces on the perimeter of the truck court (includes 10’ concrete dolly strip).
8.	Grade-level Door:Two (2) 14’ x 16’ drive-in doors in rear of building
9.	Automobile Parking:156 auto spaces; handicap spaces per code.
10.	Exterior Lighting:Car parking and truck court lighting to be provided to approximately 2.0 FC average by 1,000-watt and 400-watt pole and building mounted fixtures.
11.	Landscaping:Class A landscaping including automatic irrigation system.
12.	Exit Doors:Provided per local code. All exterior access doors will have hinges on the inside of the building or hinges that have been welded to the doors in order to prevent removal of doors.

B - 2

EXHIBIT C

Special Stipulations

The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

1.	Early Termination and Termination Payments.

(a)Provided that no Event of Default has occurred and is then continuing and no facts or circumstances exist, either at the time of Tenant's notice to Landlord or on the date such termination would otherwise be effective, which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Tenant shall have the right to terminate this Lease (the “First Termination Option”) effective on the date which is the last day of the seventy-fifth (75th) month of the Primary Term (the “Seventy Fifth Month Effective Termination Date”).  In order to exercise the First Termination Option, Tenant shall notify Landlord of such exercise in writing (the “Seventy Fifth Month Termination Notice”) at least one hundred (180) days prior to the Seventy Fifth Month Effective Termination Date (the “First Termination Deadline”) of such termination, and together with the Seventy Fifth Month Termination Notice, Tenant shall deliver to Landlord an amount equal to Six Hundred Eighty Six Thousand Four Hundred Thirty Four and No/100 Dollars ($686,434.00) as an agreed-upon payment as liquidated damages (the “Seventy Fifth Month Termination Payment”).  Nothing contained herein shall be deemed to relieve Tenant of its obligation to pay Rent through the Seventy Fifth Month Effective Termination Date (in addition to the Seventy Fifth Month Termination Payment).  In the event Tenant fails to deliver the Seventy Fifth Month Termination Notice and Seventy Fifth Month Termination Payment to Landlord by the First Termination Deadline, Tenant shall be deemed to have waived Tenant's First Termination Option for the remainder of the Term and any extensions thereof.

(b)Provided that no Event of Default has occurred and is then continuing and no facts or circumstances exist, either at the time of Tenant's notice to Landlord or on the date such termination would otherwise be effective, which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Tenant shall have an additional right to terminate this Lease (the “Second Termination Option”) effective on the date which is the last day of the ninety-sixth (96th) month of the Primary Term (the “Ninety Sixth Month Effective Termination Date”).  In order to exercise the Second Termination Option, Tenant shall notify Landlord of such exercise in writing (the “Ninety Sixth Month Termination Notice”) at least one hundred (180) days prior to the Ninety Sixth Month Effective Termination Date (the “Second Termination Deadline”) of such termination, and together with the Ninety Sixth Month Termination Notice, Tenant shall deliver to Landlord an amount equal to Three Hundred Sixty Thousand Seven Hundred Sixty Eight and No/100 Dollars ($360,768.00) as an agreed-upon payment as liquidated damages (the “Ninety Sixth Month Termination Payment”).  Nothing contained herein shall be deemed to relieve Tenant of its obligation to pay Rent through the Ninety Sixth Month Effective Termination Date (in addition to the Ninety Sixth Month Termination Payment).  In the event Tenant fails to deliver the Ninety Sixth Month Termination Notice and Ninety Sixth Month Termination Payment to Landlord by the Second Termination Deadline, Tenant shall be deemed to have waived Tenant's Second Termination Option for the remainder of the Term and any extensions thereof.

2.Construction of Demised Premises.

(a)Notwithstanding the provisions of Section 17 of this Lease, Landlord shall be responsible for the cost of the construction of the approximately 5,000 square foot office portion of the Phase I Improvements, including, without limitation, the breakrooms and restrooms (collectively, the “Office Improvements”), only up to an amount equal to $70.00 per square foot thereof (not to exceed $350,000.00 in the aggregate) (the "Tenant Allowance").   If the cost in the aggregate of the construction of the Office Improvements is less than the Tenant Allowance, the unused Tenant Allowance may be applied by Tenant toward the cost of any Change Orders in connection with the construction of the Landlord Improvements.  If the entire Tenant Allowance is not utilized as of the Lease Commencement Date, up to $50,000.00 of any un-used portion shall be applied as a credit against Tenant’s first installment of Base Rent; any further surplus will be forfeited.  Upon Substantial Completion of the Office Improvements, Landlord shall deliver to Tenant a bill (“Landlord’s Notice”) for all amounts in excess of the Tenant Allowance (collectively, the “Excess Cost”).  Tenant agrees to pay any Excess Cost in full to Landlord within ten (10) calendar days following receipt of Landlord’s Notice (the “Payment Period”).

(b)For purposes of this Special Stipulation 2, the cost of the construction of the Office Improvements shall be deemed to include, but not be limited to, the cost of the Plans and Specifications, permits and buildout (including, without limitation, the demising walls, utilities, and heating, ventilating and air conditioning system serving or comprising a portion thereof) associated therewith.

3.Expansion Space.

(a)Effective on the first day of the second (2nd) Lease Year (the "Expansion Date"), the Demised Premises shall automatically be expanded to include that certain 129,600 square feet of additional warehouse space lying adjacent to the initial Demised Premises and labeled as "Phase II" on Exhibit A hereto (the "Expansion Space"), so that from and after such date the Demised Premises shall be deemed to include the Expansion Space (the entire Building) for all purposes of this Lease.  The day prior to the Expansion Date is referred to herein as the “Pre-Expansion Date”.  Landlord shall cause the construction of the Expansion Space Improvements prior to the Expansion Date , and shall be delivered to Tenant on the Expansion Date in good order and repair and in broom clean condition.  The “Expansion Space Improvements are the improvements described as “Phase II Improvements” on Exhibit B attached hereto.  Prior to delivery of the Expansion Space, a representative of Landlord and a representative of Tenant together shall inspect the Expansion Space and generate a punchlist of any defective items (the "Expansion Punchlist").  Landlord shall, within forty-five (45) days after the Expansion Punchlist is prepared and agreed upon by Landlord and Tenant,  remedy such defective work as is set forth on the Expansion Punchlist provided, however, that if such work cannot reasonably be completed within such forty-five (45) day period, then Landlord shall have such additional time to complete such work as may be reasonably necessary, provided Landlord has commenced such work within such forty-five (45) day period and has thereafter diligently pursued the same to completion.  To clarify, the Expansion Improvements will be deemed a portion of the Improvements upon the occurrence of the Expansion Date for purposes of this Lease, including without limitation the insurance requirements.  Subject to completion of the Expansion Improvements as required above, Tenant shall (and does hereby agree to) accept the Expansion Space "AS IS/WHERE IS" and as suitable for the Permitted Use.

(b)At any time prior to the Expansion Date, Tenant shall have the right to expand the Demised Premises to include:  (i) one or more bays (increments of approximately 16,200 square feet of space each, “Bays”) which are directly adjacent to the Premises in accordance with, the terms set forth herein (“Early Expansions”).  In order to cause the occurrence of an Early Expansion, Tenant must deliver written notice to Landlord at least 45 days prior to the date on which Tenant desires for the particular Early Expansion to occur.

(c)If Tenant causes an Early Expansion, Landlord will cause the construction of the Expansion Space Improvements related to that portion of the Expansion Improvements prior to the effective date of the Early Expansion.  Base Rent for the applicable Bays shall be equal to the product of $3.29 times the square footage of the Bays being leased (the “Early Expansion Base Rent”), and Tenant’s Percentage Share of Operating Expenses shall be increased to account for the addition of the Bays.  If the portion of the Expansion Improvements applicable to the Early Expansion Bays are not Substantially Complete prior to the effective date of the Early Expansion (as adjusted for Delay), then Tenant will receive a credit against the Early Expansion Base Rent for those Bays in the amount of 2 days Early Expansion Base Rent for each day beyond the effective date of the Early Expansion was to occur (the “Early Expansion Improvements Construction Late Fee”).  Upon completion of Expansion Improvements, the same will be deemed a portion of the Improvements for purposes of this Lease, including without limitation the insurance requirements.

(d)Notwithstanding the foregoing or anything to the contrary contained in this Lease, in the event Tenant commences any use or operation for any purpose whatsoever of all or any portion of the Expansion Space prior to the Expansion Date, from and after the date Tenant first commenced such use or operations the Early Expansion will be deemed to have occurred with respect to that Bay (and if that Bay is not contiguous to the Demised Premises, then also any Bays located within the gap), and (ii) Landlord will cause the completion of the Expansion Bay Improvements within that Early Expansion area as soon as reasonably practicable, but the Early Expansion Improvements Construction Late Fee will not apply.

4.Tenant’s Early Occupancy.

(a)Subject to the provisions below, from and after the Lease Date Tenant shall have the right to enter the Phase I in order to install racking, install Tenant Alterations (to the extent permitted by the Lease), generally prepare the Demised Premises for occupancy, receive and store palletized Personal Property and otherwise commence business operations (“Early Access”).

(b)Tenant’s right to Early Access is subject to, and conditioned upon, the following:

(i)Early Access is only permitted if, and to the extent, permitted by applicable Governmental Requirements.  Tenant will reasonably cooperate with Tenant in obtaining a temporary occupancy permit allowing for Early Access (at Tenant’s cost).

(ii)Tenant shall comply with all the terms and conditions of this Lease during any Early Access, other than the obligation to pay Base Rent and its share of Operating Expenses.

(iii)Tenant shall not interfere with Landlord’s completion of the Improvements;   without limiting Landlord’s remedies, any delay in completion of the Improvements resulting from the Early Access (including, without limitation resulting by use by Tenant of non-union labor) shall be deemed Tenant Delay.

(iv)Tenant shall at all times strictly adhere to safety protocols in place related to its construction activities.

(iv)Tenant will provide written notice to Landlord prior to any Early Access and Landlord shall have the right to have a representative present during such access.

(vi)Tenant shall be responsible for payment of all utilities during the period following commencement of Early Access by Tenant.

(vii)Notwithstanding anything to the contrary contained herein, Tenant does hereby expressly acknowledge and agree that the storage and installation of fixtures and Personal Property (including equipment) in the Demised Premises shall be at Tenant's sole risk, cost and expense, and that Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons.  Tenant does hereby further agree to indemnify, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord and its employees, officers, directors, agents and contractors from and against any and all claims, liabilities, losses, actions, causes of action, demands, costs and expenses (including, without limitation, attorneys' fees at the trial and appellate levels) of any and every nature arising out of or in any way relating to Tenant's storage and installation of said fixtures and Personal Property as provided herein.

5.Cap on Controllable Expenses.  Beginning after the second (2nd) full calendar year during the Primary Term, in the event that the amount of Operating Expenses for the Building attributable to all items other than taxes, utilities, insurance (including any commercially reasonable deductibles), snow removal, capital expenditures, including Code Modifications, management fees and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants (Operating Expenses attributable to all such other items being referred to collectively herein as "Controllable Expenses") in any calendar year after such second (2nd) full calendar year exceeds the amount attributable to Controllable Expenses for the Building during the immediately preceding calendar year by more than five percent (5%) (the "Cap"), then the amount attributable to Controllable Expenses for the Building, for purposes of determining the amount of Tenant's Operating Expense Percentage of Operating Expenses only (as Tenant's Operating Expense Percentage may have been adjusted to account for any changes in the size of the Demised Premises due to expansions or contractions), shall be limited to the amount attributable to Controllable Expenses for the Building for the immediately preceding calendar year multiplied by the sum of one hundred percent (100%) and the Cap.  If the Building was not fully leased or occupied during such immediately preceding calendar year, then Operating Expenses for the Building shall be "grossed-up" (as if the Building had been fully leased for the entirety of such immediately preceding calendar year) on such basis as Landlord may reasonably determine for purposes of determining the application of this Special Stipulation to the year in question.

6.Landlord Insurance.   Landlord shall maintain at all times during the Term of this Lease, with such deductible as Landlord in its sole judgment determines advisable, insurance on the "Special Form" or equivalent form on a replacement cost basis against loss or damage to the Building.  Such insurance shall be in the amount of one hundred percent (100%) of the replacement value of the Building (excluding all fixtures and property required to be insured by Tenant under this Lease).  Landlord may also elect to carry insurance on the "Special Form" or equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance described in the preceding sentence and by reason of any service interruptions in an amount equal to all base rent and additional rent to be derived from the Building for at least twelve (12) months following the occurrence of such casualty.

7.Inspection Rights.

(a)Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Term may be inspected by Tenant (or by an independent certified accountant) at Tenant's expense, at any reasonable time within six (6) months after Tenant's receipt of Landlord's statement for Operating Expenses; provided that Tenant shall give Landlord not less than fifteen (15) days' prior written notice of any such inspection. If Landlord and Tenant agree that Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such error and then, and only then, Tenant shall be entitled to a credit against future Base Rent for said overpayment (or a refund of any overpayment if the Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be. If Tenant's inspection proves that Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year resulted in an overpayment by more than fifteen percent (15%) of Tenant's share, Landlord shall also pay the reasonable fees and expenses of Tenant's independent professionals, if any, conducting said inspection.

(b)All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to Landlord, the Demised Premises, the Building and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound.  The obligations within this subsection (b) shall survive the expiration or earlier termination of the Lease.

8.Environmental Matters.   Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all expenses, losses and liabilities actually suffered by Tenant (with the exception of those expenses, losses, and liabilities arising from the negligence or willful act of Tenant or Tenant’s Affiliates) as a result of a governmental authority having jurisdiction ordering a cleanup, removal or other remediation by Tenant of any Hazardous Substances placed on, under or about the Demised Premises by Landlord. Notwithstanding the foregoing, Landlord shall have the right to undertake and perform any studying, remedying, removing or disposing of, or otherwise addressing, any Contamination which is the responsibility of Landlord hereunder and to control all communications with regulatory or governmental agencies with respect thereto, and Tenant shall not perform such acts and communications nor be entitled to any indemnification hereunder unless (w) Tenant is specifically required by Environmental Laws to perform such acts, (x) Tenant notifies Landlord of such Contamination promptly after Tenant has actual knowledge or reasonable belief of its existence, (y) Tenant promptly provides copies to Landlord of any notices given or received by Tenant related to such Contamination and (z) Landlord has failed or refused to perform such acts and communications after having been afforded reasonable written notice by Tenant and having had reasonable opportunity to perform such acts and communications.

9.Taxes.  Landlord agrees to cooperate with Tenant reasonably and in good faith, at Tenant’s sole cost and expense, to minimize ad valorem real property taxes applicable to the Building by, among other things, co-signing applications for ad valorem tax exemptions for the Demised Premises at Tenant’s request.

10.Options to Extend Term.

(a)Landlord hereby grants to Tenant two (2) consecutive options to extend the Term for a period of five (5) years each time, each such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least ninety (90) days prior to (but not more than one hundred twenty (120) days prior to) the expiration of the Term, as it may have been previously extended.  No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

(b)If Tenant exercises its option[s] to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises for the applicable five (5) year option period  , which amount shall be based on the greater of (i) the market rate for such space or (ii) the Annual Base Rent rate to be in effect immediately prior to the commencement of such option period.  Tenant shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Base Rent and that Tenant elects to determine the Prevailing Market Rate (as defined and calculated below).  If Tenant does not notify Landlord of such election within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant.  The phrase "Prevailing Market Rate" shall mean the then prevailing market rate for base minimum rental calculated on a per square foot basis for leases covering buildings comparable to the Building (as adjusted for any variances between such buildings and the Building) located in DeSoto County, Mississippi industrial submarket area (hereinafter referred to as the "Market Area").  The Prevailing Market Rate shall be determined by an appraisal procedure as follows:

In the event that Tenant notifies Landlord that Tenant disagrees with Landlord's determination of the market rate and that Tenant elects to determine the Prevailing Market Rate, then Tenant shall specify, in such notice to Landlord, Tenant's selection of a real estate appraiser who shall act on Tenant's behalf in determining the Prevailing Market Rate.  Within twenty (20) days after Landlord's receipt of Tenant's selection of a real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall act on Landlord's behalf in the determination of the Prevailing Market Rate.  Within twenty (20) days of the selection of Landlord's appraiser, the two (2) appraisers shall render a joint written determination of the Prevailing Market Rate, which determination shall take into consideration any differences between the Building and those buildings comparable to the Building located in the Market Area, including without limitation age, location, setting and type of building.  If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, the two appraisers shall select a third appraiser within such twenty (20) day period.  Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Prevailing Market Rate by selecting, without change, the determination of one (1) of the original appraisers as to the Prevailing Market Rate and such determination shall be final, conclusive and binding.  All appraisers selected in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial leasing market of the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization.  If either Landlord or Tenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Prevailing Market Rate.  Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this paragraph.  Landlord shall bear the fee and expenses of its appraiser; Tenant shall bear the fee and expenses of its appraiser; and Landlord and Tenant shall share equally the fee and expenses of the third appraiser, if any.

Notwithstanding anything to the contrary contained herein, in the event the Prevailing Market Rate as determined herein is less than the Annual Base Rent to be in effect immediately prior to the commencement of such option period, the Base Rent during the applicable extension Term shall equal the Annual Base Rent in effect during the last year of the Term.

(c)Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Tenant's share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, termination rights, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease.  Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant's exercise of its renewal option.  If this Lease is guaranteed, it shall be a condition of Landlord's granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant's exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

11.Landlord's Lien.  Landlord hereby waives, releases and relinquishes any and all liens and rights of distraint (whether arising by virtue of statute, common law or otherwise) upon the trade fixtures, furnishings, signs, equipment, machinery, cash registers, point of sales terminals, inventory and personal property of Tenant in the Premises (the “Collateral”).  Nothing in this special stipulation shall be deemed a waiver by Landlord of the right to institute and exercise any available remedy under any summary proceedings for recovering possession of the Demised Premises that provide Tenant with the right to prior notice and hearing.  Further, the foregoing provisions shall not be deemed to impair Landlord's rights to (a) bid for and purchase any of the Collateral at a public or private sale; (b) any surplus monies arising out of a sale of the Collateral; or (c) file proofs of claim or otherwise participate in insolvency or bankruptcy proceedings involving Tenant or the Collateral.

12.Landlord’s Default.

(a)Notice. If Landlord fails to perform or observe or otherwise breaches any term of this Lease and such failure shall continue for more than 30 days after Tenant gives Landlord written notice of such failure, or, if such failure does not arise out of a failure by Landlord to pay a sum of money and cannot reasonably be corrected within such 30-day period, if Landlord does not commence to correct such default within such 30-day period and thereafter diligently prosecute the correction of same to completion within a reasonable time, a “Landlord Event of Default” shall exist under this Lease.

(b)Tenant’s Right to Cure.  Upon the occurrence of a Landlord Event of Default, Tenant may at Tenant’s option, cure the Landlord Event of Default and the actual cost of such cure shall be payable by Landlord to Tenant within 30 calendar days after written demand; provided, however, that if a failure by Landlord to perform or observe any term of this Lease gives rise to circumstances or conditions which constitute an emergency threatening human health or safety or substantial damage to the Demised Premises or Tenant’s personal property, or materially impedes the conduct of the business of Tenant at the Demised Premises, Tenant shall be entitled to take immediate curative action (prior to the expiration of any notice and cure period set forth above) to the extent necessary to eliminate the emergency.

(c)Reimbursement of Costs.  All costs incurred by Tenant hereunder must be reasonable in amount and reasonably incurred and must not exceed the scope of the Landlord Event of Default in question; and if such costs are chargeable as a result of labor or materials provided directly by Tenant, rather than by unrelated third parties, the costs shall not exceed the amount which would have been charged by a qualified third party unrelated to Tenant.  All work performed by Tenant must be of first-class quality.  Such costs must be reasonably documented and copies of such documentation must be delivered to Landlord with the written demand for reimbursement.  If Tenant elects to exercise its self-help right, as provided in this Special Stipulation, right is intended to be the exclusive remedy available to Tenant with respect to the Landlord Event of Default and Landlord has reimbursed Tenant for the permissible cost of curing the Landlord Event of Default, Landlord shall no longer be deemed to be in default under this Lease with respect to the Landlord Event of Default that was the subject of the cure.  Nothing contained in this Special Stipulation shall create or imply the existence of any obligation by Tenant to cure any Landlord Event of Default.

13.Operating Expense Exclusions.  Operating Expenses shall not include the following (“Operating Expense Exclusions”):

(a)expenses for the costs of any maintenance, repair, or replacement required to be performed by Landlord at its own expense under Section (10)(b);

(b)advertising, marketing, promotional or commission expenses;

(c)interest on, amortization of and any other charges in respect of mortgages and other debts;

(d)profits, franchise, gains, estate, income, succession, gift, corporation, unincorporated business and gross receipts taxes imposed upon Landlord, or any interest or penalties for failure to timely pay those taxes or any other taxes;

(e)any expenses which are not paid or incurred in respect of the Demised Premises but rather in respect of other real property owned by Landlord, provided that with respect to any expenses attributable in part to the Demised Premises and in part to other real property owned or managed by Landlord (including salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Demised Premises and other properties), Operating Expenses shall include only such portion thereof as are apportioned by Landlord to the Demised Premises on a fair and equitable basis;

(f)costs incurred with respect to a sale or transfer of all or any portion of the Demised Premises by Landlord or any interest therein or in any party of whatever tier owning an interest therein;

(g)costs incurred in connection with the acquisition or sale of air rights, or transferable development rights;

(h)the rental cost of items which (if purchased) would be capitalized and excluded from Operating Expenses, except if the cost of such items (if purchased) would be included in Operating Expenses pursuant to this Lease or if in accordance with good business practices, such items are rented on an occasional basis;

(i)costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act;

(j)any interest, fine, penalty or other late charges payable by Landlord, incurred as a result of late payments by Landlord, except to the extent the same was with respect to a payment, part or all of which was the responsibility of Tenant hereunder and with respect to which Tenant did not make in a timely fashion or did not make at all;

(k)the cost of repairs or replacements or restorations by reason of fire or other casualty, in each instance, to the extent Landlord receives compensation through the proceeds of insurance or by the condemning authority (except as specifically required by this Lease to be paid by Tenant) (reasonable collection costs incurred by Landlord are not excluded from Operating Expenses);

(l)Landlord’s bad debt loss, rent loss or reserves for bad debts or rent loss, if any;

(m)the cost of investigating, monitoring or remedying any illegal environmental condition or “Hazardous Substances” (this exclusion is not intended to preclude the inclusion of ordinary trash disposal costs from Operating Expenses), in all events, only to the extent not caused by Tenant or Tenant’s Affiliates;

(n)any costs resulting from insurance deductibles being maintained by Landlord that are in excess of those that are commercially reasonable under the circumstances;

(o)costs incurred in connection with lawsuits or other legal actions (including, without limitation, arbitrations and mediations) instituted or defended by Landlord which are unrelated to Tenant, Tenant’s Affiliates, or the use of the Demised Premises during the Term;

(p)ground rent;

(q)costs and expenses payable to Landlord or its affiliate, to the extent that such costs and expenses materially exceed competitive costs and expenses for materials and services by unrelated persons or entities of similar skill and experience;

(r)reserves for un-anticipated future expenses; and

(s)the costs of the initial construction of the Phase I Improvements and the Phase II Improvements.

EXHIBIT D

Rules And Regulations

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

1.The sidewalks shall not be obstructed or used for any purpose other than ingress and egress.  No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

2.No awnings or other projections shall be attached to the outside walls of the Building.

3.The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

4.No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

5.The Demised Premises shall not be used for (i) an auction, "fire sale", "liquidation sale", "going out of business sale" or any similar such sale or activity, (ii) lodging or sleeping, or (iii) any immoral or illegal purposes.

6.No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

7.Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

8.Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

9.Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced.  No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

10.Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles.  Except for intermittent deliveries, no vehicles other than passenger automobiles, including pick-up trucks and SUV’s, may be parked in a parking space (other than spaces expressly designated on the Plans for truck parking) without the express written permission of Landlord.  Trucks may be parked only in truck dock positions and in other paved areas expressly designated for such purpose in the Plans.  Trailers may be parked only in paved areas expressly designated for such purpose in the Plans.  Neither trucks nor trailers may be parked or staged in (i) areas adjacent to truck docks, serving any portion of the Building, which are intended by Landlord for truck maneuvering or (ii) any driveway, drive aisle or other paved area which provides ingress or egress for cars or trucks to or from any portion of the Building or any street adjoining the Building.

11.No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

12.Floor Marking.

(a)General.  Tenant will have the right to stripe or mark the floor of the Building only in compliance with this rule.

(b)Recommended Tape.  Landlord strongly encourages Tenant to stripe or otherwise mark the floor of the Building only with 3M floor striping tape.

(c)Removal.  If Tenant elects to paint stripes or other markings on the floor of the Building, all such paint must, prior to expiration or termination of this Lease, be removed by Tenant at its expense in accordance with this rule.  Paint on the floor of the Building must be removed only by use of a chemical paint remover; provided that the chemical used for removal must be permissible for such use under Environmental Laws and other Governmental Requirements and the chemical must be used (and all

D - 1

chemicals and removed paint must be disposed of) in accordance with Environmental Laws and other Governmental Requirements.  Under no circumstances may paint be removed from the floor of the Building by grinding, scraping or shot-blasting.  After paint has been chemically removed in accordance with this rule, the floor must be thoroughly cleaned to remove completely any chemical residue which might be present as a result of the removal process.

13.If Tenant installs any racking, equipment or machinery in the Building which requires installation of bolts in the floor of the Building, Tenant must, prior to expiration or termination of this Lease, at the expense of Tenant, remove all such bolts in accordance with this rule.  All bolts will be cut or ground so that the top of the remaining portion of the bolt is at least 3/4 inch below the surface of the floor.  All holes created by such removal of bolts must be filled with 100% epoxy, which meets the standards set by the American Concrete Institute and which is color-matched to the floor being filled.

D - 2

EXHIBIT E

SNDA

RECORD AND RETURN TO:

, Esq.

, P.C.

Suite

Street,

Atlanta, Georgia 303

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of the ______ day of _______________, 20__, among ATLANTIC CAPITAL BANK (hereinafter referred to as "Lender"), a Georgia chartered banking company, _____________________, a __________________ (hereinafter referred to as "Tenant"), and ___________________________, a ______________ (hereinafter referred to as "Landlord").

W I T N E S S E T H:

WHEREAS, Landlord's predecessor in title to the Premises, and Tenant have entered into a certain __________________________, dated _____________, ___, as amended by _____________________ (hereinafter referred to as the "Lease"), relating to the premises described in Exhibit "A" attached hereto and by this reference made a part hereof, including improvements to be constructed thereon (hereinafter referred to as the "Premises"); and WHEREAS, Lender has made or has committed to make a loan to Landlord in the principal amount of $__________.00 (the “Loan”) secured by a mortgage or security deed (hereinafter referred to as the "Mortgage") dated ______, 20__ and to be recorded in the real property records of _______________ County, Georgia, and an assignment of leases and rents from Landlord to Lender covering the Premises; and WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease; NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby (including, without limitation, any extension option, expansion option or option to purchase the Premises in favor of Tenant, if any) is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.  Nothing contained herein shall be deemed or construed as limiting or restricting the enforcement by Lender of any of the terms, covenants, provisions or remedies of the Mortgage, whether or not consistent with the Lease.

2.Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender or any other successor-in-title by virtue of such foreclosure, conveyance in lieu thereof or otherwise, and all of their successors-in-title (all references hereinafter in this Agreement to “Lender” shall be deemed to include all such successors-in-title) will take no action which will interfere with or disturb Tenant's possession or use of the Premises or other rights under the Lease, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof, provided, however, that Lender shall have no obligation to complete construction of the Premises in the event of foreclosure or conveyance in lieu thereof prior to completion thereof (provided, however that in the event Lender elects not to complete construction of the Premises, after written notice of such election to be given to Tenant within a reasonable time following foreclosure or conveyance in lieu thereof, then, Tenant shall have the option, exercisable by delivery of written notice to Lender within fifteen (15) days following its receipt of notice of Lender’s election, of terminating the Lease and thereafter neither Lender not Tenant shall have any further obligations thereunder), nor shall Lender be subject to any offsets (including any right to abate rent for Landlord’s failure to complete construction of the Premises in accordance with the Lease) or defenses which Tenant might have against any prior landlord, nor shall Lender be liable for any act or omission of any prior landlord, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, nor shall it be bound by any amendment or modification of the Lease made without its consent, nor shall Lender be liable for any security deposits held by any prior landlord.  Tenant acknowledges that the assignment of the Lease to Lender pursuant to the Mortgage does not impose on Lender any liability with respect to any of Borrower’s obligations under the Lease accruing before Lender becomes owner of the Premises by foreclosure, deed-in-lieu of foreclosure or otherwise, and Tenant’s sole recourse on account of any breach in such obligations shall be against Borrower.

3.Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease.  Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4.So long as the Mortgage remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the landlord by Tenant under and pursuant to the terms and provisions of the Lease.  At any time before the rights of the landlord shall have been forfeited or adversely affected because of any default of the landlord, or within the time permitted the landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of written notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

5.Tenant represents to Lender that Tenant has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of a petition by Tenant's creditors; (iii) had a receiver appointed with respect to its assets; (iv) suffered an attachment or levy of its assets; (v) admitted in writing its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

6.Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment.  Accordingly, Landlord and Tenant agree that Tenant, after receiving notice from Lender that the Premises is subject to the ownership or control of Lender pursuant to rights granted to Lender in the Mortgage, or otherwise, shall pay to Lender, or to such other person or entity as may be designated by Lender, all rent, additional rent, or other monies and payments thereafter due and to become due to Landlord under the Lease.  No person or entity who exercises a right arising under the Mortgage, or otherwise, to receive rents payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions or agreements of Landlord under the Lease unless and until such person or entity acquires title to the Premises by whatever means.

7.Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the actual knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; that the term of the Lease commenced on _______________, 20____ and terminates on ___________________, ____; that Tenant has _______ (______) options to renew and extend the Lease for a term of ________ (______) years each; that Tenant accepted delivery and is presently in occupancy of the Premises as provided in the Lease; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

8.Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender shall acquire title to the Premises by foreclosure or deed in lieu thereof, Lender shall have no obligation nor incur any liability beyond Lender’s interest, if any, in the Premises, and Tenant shall look exclusively to such interest of Lender, if any, in the Premises, for the payment and discharge of any obligations imposed upon Lender under the Lease.  Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Lender, Tenant shall look solely to the estate or interest owned by Lender in the Premises, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Lender.

9.Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof on the third day after or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested by messenger or courier service, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery whether by, messenger or courier service to an individual party or to an officer or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove.  An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt.  Any Communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

Atlantic Capital Bank
3280 Peachtree Road, N.E.
Suite 1600
Atlanta, Georgia 30305
Attn: Mr. Patrick T. Hickey

with copy to:	, Esq.
, P.C.
Suite
Street
Atlanta, Georgia 303

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

Attn:

and, if given to Landlord, shall be addressed as follows:

Attn:

10.This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns.  When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER:

Signed, sealed and delivered	ATLANTIC CAPITAL BANK
in the presence of:

By:
Unofficial Witness	Title:

(BANK SEAL)
Notary Public
My Commission Expires:

[NOTARY SEAL]

[SIGNATURES CONTINUE ON NEXT PAGE]

TENANT:

Signed, sealed and delivered
in the presence of:

By:
Unofficial Witness		Name:
Title:

Notary Public
My Commission Expires:

[NOTARY SEAL]

[SIGNATURES CONTINUE ON NEXT PAGE]

LANDLORD:

Signed, sealed and delivered
in the presence of:

By:
Unofficial Witness		Name:
Title:

Notary Public
My Commission Expires:

[NOTARY SEAL]

Exhibit A

(Premises)